Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Visualant, Inc.

Ron Erickson

206 903 1351

ron@visualant.net

Investor Relations

Paul DeRiso

Core Consulting Group

925 465 6088

Visualant Receives First Patent on its Spectral Pattern Matching Technology

Seattle, WA. – September 6, 2011, Visualant, Inc. (OTCBB: VSUL) – a pioneer provider of industry-leading color based identification and diagnostic solutions; an emerging leader in security and authentication systems technology; and distributor of a wide variety of security solutions through its wholly-owned subsidiary, TransTech Systems, Inc. – is pleased to announce that it has received its first patent on its Spectral Pattern Matching (“SPM”) technology.

The Visualant technology was developed by renowned research scientists, Drs. Tom Furness and Brian Schowengerdt. A number of years were spent in the laboratory developing a unique proprietary approach to mapping color at the photon level and using that mapping as a basis for authentication and diagnostics.  In conjunction with the stellar work being done in the lab, the Company pursues an aggressive patent strategy to protect its unique intellectual property.

Drs. Furness and Schowengerdt and their laboratory development team brought a generation of experience to the Visualant SPM development process. Dr. Furness is known in many circles as the “Father of Virtual Reality.”  Dr. Schowengerdt is an internationally renowned leader in the field of color perception.

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 7,996,173 and is entitled “Method, Apparatus and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy.”

Ron Erickson, Visualant Founder and CEO, stated, “We are very pleased to receive our first patent covering our SPM technology.  Our science team is world-class. The issuance of this patent validates our belief that our technology is unique and transformative. We expect more patents to be issued as we build the intellectual property foundation for Visualant’s business and move into the marketplace with diverse applications of our SPM technology.”

About Visualant, Inc.

Visualant, Inc. (OTCBB:VSUL and www.visualant.net) develops low-cost, high speed, light-based security and quality control solutions for use in homeland security, anti-counterfeiting, forgery/fraud prevention, brand protection and process control applications. Our patent-pending technology uses controlled illumination with specific bands of light, to establish a unique spectral signature for both individual and classes of items. When matched against existing databases, these spectral signatures allow precise identification and authentication of any item or substance. This breakthrough optical sensing and data capture technology is called Spectral Pattern Matching (“SPM”). SPM technology can be miniaturized and is easily integrated into a variety of hand-held or fixed mount configurations, and can be combined in the same package as a bar-code or biometric scanner.

Through its wholly owned subsidiary, TransTech Systems, Inc. (www.ttsys.com), the Company provides security and authentication solutions to security and law enforcement markets throughout the United States.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of Visualant, Inc. Specifically, we are exposed to the potential  issuance of patents, our need for additional financing to support our technology development, the sale of a significant number of our shares of common stock could depress the price of our common stock, acquiring or investing in new businesses and ongoing operations, we may incur losses in the future and the market price of our common stock may be volatile. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.